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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of (i) our report dated February 10, 2012 (except Note 8, as to which the date is February 27, 2012) with respect to the combined financial statements and schedules of Selected Properties of CommonWealth REIT; (ii) our report dated December 22, 2011 (except Note 4, as to which the date is February 27, 2012), with respect to the balance sheet of Select Income REIT; and (iii) our report dated November 23, 2012 with respect to the Statement of Revenues and Certain Operating Expenses for 45101-45301 Warp Drive, all included in the Registration Statement (Form S-11) and related Prospectus of Select Income REIT for the registration of common shares of beneficial interest.

/s/ ERNST & YOUNG LLP

Boston, MA
November 23, 2012

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm